100 LIGHT STREET BALTIMORE, MARYLAND 21202 PHONE: 410-685-1120 FAX: 410-547-0699 www.bakerdonelson.com

February 23, 2017

Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716

Re:           Old Line Bancshares, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Old Line Bancshares, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3, File No. 333-215245 (the “Registration Statement”), and amendment No. 2 thereto to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”), relating to the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate amount of $100,000,000 of one or more series of (i) subordinated debt securities in one or more series (“Debt Securities”), (ii) shares (the “Common Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), (iii) shares (the “Preferred Shares”) of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), and (v) units of securities of the Company composed of any combination of Common Shares, Preferred Shares, Debt Securities and Warrants (the “Units” and, together with the Debt Securities, Common Shares, Preferred Shares and Warrants, the “Securities”), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Registration Statement.

The Debt Securities will be issued pursuant to a Subordinated Indenture dated as of August 15, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association as Trustee (the “Trustee”), filed as Exhibit 4.9 to the Registration Statement, which may be supplemented for any series of Debt Securities (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
The Warrants may be issued pursuant to a warrant agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants), between the Company and a financial institution to be identified therein as a warrant agent (the “Warrant Agent”), as such warrant agreement may be supplemented from time to time (collectively, the “Warrant Agreement”).
The Units may be issued pursuant to a unit agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Units), between the Company and a bank or other financial institution as unit agent (the “Unit Agent”), as such unit agreement may be amended or supplemented from time to time (collectively, the “Unit Agreement”).
In connection with this opinion, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of:
A.
The Company’s Articles of Incorporation, as amended or supplemented from time to time (the “Charter”);
B.
The Company’s Amended and Restated Bylaws (the “Bylaws”);
C.
The Base Indenture;
D.
The Registration Statement;
E.
Resolutions of the board of directors of the Company (the “Board”) and committees thereof with respect to the Registration Statement and the sale of the Securities;
F.
A certificate of the Maryland State Department of Assessments and Taxation (“SDAT”) dated February 23, 2017 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland;
G.
A certificate of the Company regarding certain matters related to the Registration Statement; and
H.
Such other certificates (including certificates of officers of the Company), records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinions set forth below.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies, the authenticity of the originals of such latter documents, that all documents submitted to us and public records reviewed or relied upon are accurate and complete, that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
In reaching the opinions set forth below, we have also assumed that:

A.
The persons identified to us as officers of the Company are actually serving as such and any certificates representing the Securities will be properly executed by one or more such persons.

B.
As to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient.

C.
Each of the Warrants and the Units, and Warrant Agreement and Unit Agreement governing such Securities, will be governed by the internal laws of the State of Maryland (except that the Debt Securities (alone and as part of the Units) and the Indenture will be governed by New York law), and there will be no terms or provisions contained therein or in any Supplemental Indenture that would affect the validity of any of the opinions rendered herein.

D.
Upon the issuance of any Common Shares, including any Common Shares that may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

E.
Upon the issuance of any Preferred Shares, including any Preferred Shares that may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed, respectively, the total number of shares, and the number of shares of such class or series, of Preferred Stock that the Company is then authorized to issue under the Charter.
F.
No Securities will be issued until the Registration Statement and any required post-effective amendments thereto have become effective and the Registration Statement will remain effective at the time any Securities are issued, and a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby.

G.
The Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Securities are issued.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, it is our opinion that, as of the date of this letter:

1.           When (i) the issuance of the Common Shares has been duly authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Charter, the Bylaws and the Maryland General Corporation Law (the “Common Stock Authorization”), (ii) such Common Shares have been issued and delivered by the Company against payment therefor in accordance with the terms of the Common Stock Authorization, any applicable underwriting agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the applicable Debt Securities, Preferred Stock or Warrants if issued upon conversion, exchange or exercise thereof, and (iii) the Company has recorded or caused to be recorded in its stock ledger the name of the persons to whom such Common Shares are issued, such Common Shares will be validly issued, fully paid and nonassessable.

2.           When (i) the issuance of the Preferred Shares has been duly authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Charter, the Bylaws and the Maryland General Corporation Law (the “Preferred Stock Authorization”), (ii) Articles Supplementary creating and setting forth the number of shares and the terms of any class or series of Preferred Shares (the “Articles Supplementary”) to be issued by the Company have been filed with and accepted for record by SDAT, (iii) such Preferred Shares have been issued and delivered by the Company against payment therefor in accordance with the terms of the Preferred Stock Authorization, the Articles Supplementary, any applicable underwriting agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the applicable Debt Securities or Warrants if issued upon conversion, exchange or exercise thereof, and (iii) the Company has recorded or caused to be recorded in its stock ledger the name of the persons to whom such Preferred Shares are issued, such Preferred Shares will be validly issued, fully paid and nonassessable.

3.           When (i) the Debt Securities (including any Debt Securities included in Units) have been duly established in accordance with the Indenture and the applicable Supplemental Indenture has been duly executed and delivered by the Company and the Trustee, (ii) the Debt Securities (including any Debt Securities included in Units) have been duly authorized and duly established in accordance with the Charter, the Bylaws and applicable law (including, without limitation, by adoption by the Board, or a duly authorized committee thereof, of resolutions determining the rights and other terms of such Debt Securities and duly authorizing the issuance and delivery of such Debt Securities) (the “Debt Securities Authorization”)), (iii) such Debt Securities have been duly authenticated by the Trustee, and (iv) such Debt Securities have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Debt Securities Authorization, any applicable underwriting agreement and the Indenture, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.            When (i) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, (ii) the Warrants (including any Warrants included in Units) have been duly established in accordance with the Warrant Agreement, (iii) the issuance and delivery of the Warrants (including any Warrants included in Units) has been duly authorized and established in accordance with the Charter, Bylaws and applicable law (including, without limitation, by adoption by the Board, or a duly authorized committee thereof, of resolutions determining the rights and other terms of such Warrants and duly authorizing the issuance and delivery of the Warrants (the “Warrants Authorization”), and (iv) the Warrants (including any Warrants included in Units) have been duly authenticated by the Warrant Agent, if any, and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of any Warrants Authorization, any applicable underwriting agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that the (w) Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and (x) terms of the Warrants executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants and the Warrant Agreement, if any, will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.           When (i) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent, (ii) the Units have been duly established in accordance with the Unit Agreement, if any, (ii) the issuance and delivery of the Units has been duly authorized and established in accordance with the Charter, Bylaws and applicable law (including, without limitation, by adoption by the Board, or a duly authorized committee thereof, of resolutions determining the rights and other terms of such Units and duly authorizing the issuance and delivery of the Units (the “Units Authorization”)), and (iii) the Units have been duly authenticated by the designated Unit Agent, if any, and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Units Authorization, any applicable underwriting agreement and the applicable Unit Agreement (if any) and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that the (w) Securities that are components of such Units have been duly authorized and reserved for issuance by all necessary corporate action and (x) terms of the Units, including the terms of the Securities that are components of such Units, executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units and the Unit Agreement (if any) will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

A.
We express no opinion regarding the laws of any jurisdiction, or the effect any such laws may have on the matters set forth herein, other than the substantive laws and regulations of the State of Maryland contained in the Annotated Code of Maryland and the Code of Maryland Regulations and, with respect to our opinion in paragraph 3 above, the laws of the State of New York (collectively, “Applicable Laws”). The opinions expressed herein concern only the effect of the Applicable Laws (excluding the principles of conflict of laws) as currently in effect. We assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date that the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein subsequent to the date the Registration Statement becomes effective.

Without limiting the generality of the foregoing definition of Applicable Laws, the term “Applicable Laws” does not include, and we express no opinion with regard to: (i) any federal laws, rules or regulations; (ii) any state laws, rules or regulations relating to: (A) zoning, land use, building or construction; (B) environment, occupational, safety and health or other similar matters; (C) labor, pension, employee rights and benefits; (D) health care, banking, taxes, securities, insurance, commodities, money laundering, terrorism, antitrust, unfair competition and trade regulation; and (E) copyrights, patents, trademarks or other intellectual property; (iii) the Federal Assignment of Claims Act (31 U.S.C. 3727) or any similar state or local law; (iv) the Trading with the Enemy Act, as amended; (v) foreign asset control regulations of the U.S. Treasury; (vi) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (vii) any law, rule or regulation that is applicable to any party to any Indenture, Warrant Agreement or Unit Agreement (each an “Agreement”) or the transactions contemplated thereby solely because of the specific assets or business activities of such party and that are not applicable to business entities generally; (viii) any law, rule or regulation regulating or requiring permits or licenses in or for the operation of the business of any party to any Agreement; and (ix) any law, rule, administrative decision or regulation of any county, municipality or similar political subdivision or any agency or instrumentality thereof.
B.
To the extent that the obligations of the Company under the Indenture and any Supplemental Indenture may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 3 above that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture. We further assume for the purposes of our opinion in paragraph 3 above that the Indenture has been duly authorized, executed and delivered, and will constitute the legally valid and binding obligation of, enforceable in accordance with its terms against, each party thereto (other than the Company).
C.
To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 4 above that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.
D.
To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 5 above that the Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Unit Agent is duly qualified to engage in the activities contemplated by the Unit Agreement; that the Unit Agreement has been duly authorized, executed and delivered by the Unit Agent and constitutes the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; that the Unit Agent is in compliance, with respect to acting as Unit Agent under the Unit Agreement, with all applicable laws and regulations; and that the Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the Unit Agreement.
E.
If the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto.
F.
We express no opinion regarding (i) the enforceability of the choice of law provision in any Agreement, or (ii) the laws of which jurisdiction a court of competent jurisdiction would apply to any issues before it.
G.
Our opinions herein are subject to, and we express no opinion regarding: (i) the exercise of judicial discretion in accordance with general principles of equity (whether applied by court of law or by court of equity), including, without limitation, concepts of materiality, reasonableness, good faith, public policy and fair dealing; (ii) the valid exercise of the constitutional powers of the United States of America and of the sovereign police and taxing powers of any State or other governmental units having jurisdiction; and (iii) the effect of bankruptcy, receivership, insolvency, reorganization, fraudulent transfer, liquidation, moratorium and other similar laws heretofore or hereafter enacted relating to, or affecting generally, the enforcement of creditors’ rights and remedies (including, without limitation, Sections 544 and 547-550 of the Federal Bankruptcy Code).
H.
We express no opinion with respect to the creation, validity, attachment, perfection or priority of any liens or security interests purported to be created under a Warrant Agreement or Unit Agreement.
I.
We express no opinion regarding the legality, validity or enforceability under any Agreement of: (i) any waiver of future rights or defenses, and any vague or broadly stated waivers that do not delineate the subject matter of the waiver with reasonable specificity; (ii) any waiver or consent found contrary to public policy or law; (iii) any waiver of any right to consequential or other damages or of any rights granted by statute or common law or of any procedural, judicial or substantive rights or defenses, such as rights to notice, right to a jury trial, statutes of limitation, redemption rights, appraisal or valuation rights, and marshaling of assets; (iv) of any covenants (other than covenants relating to the payment of principal, interest, premium, indemnities and expenses) in the Indenture or Warrant Agreement to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default; (v) any waiver of objections to the bringing of an action or proceeding in a particular jurisdiction, forum or venue; or (vi) any indemnification or contribution provision or any exculpation, release or exemption from liability.
J.
We express no opinion regarding the availability of specific performance, injunctive relief or other equitable relief of any kind.
K.
We express no opinion as to the effect of non-compliance by any party (other than the Company) to an Agreement with any federal, state or local laws or regulations applicable to the transactions contemplated thereby. We are unaware of the individual circumstances of any such party and, consequently, we express no opinion with respect to (i) the necessity or appropriateness of qualification to do business in any state as a foreign corporation by any such party, either now or at any future date, or (ii) any consequences that might result from the failure of any such party so to qualify if required by law to do so, including, without limitation, the inability to maintain suit on any contracts, including an Agreement, until the party so qualifies to do business as a foreign corporation and satisfies any other requirements under the applicable law arising out of failure to qualify to do business.
L.
Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland or the State of New York, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland or the State of New York, or the rules and regulations promulgated thereunder.
The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder. This opinion may not be relied upon for any other purpose, is not intended for the express or implied benefit of any third party other than purchasers of the securities registered pursuant to the Registration Statement, and is not to be used or relied upon for any other purpose, without our prior written consent in each instance.
Very truly yours, /s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, PC BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC